EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        ALLOU HEALTH & BEAUTY CARE, INC.

                            UNDER SECTION 242 OF THE
                General Corporation Law of the State of Delaware



It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is Allou Health & Beauty Care, Inc.

     2. The restated certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

     FIRST: The name of the corporation (hereinafter called the "Corporation") is:

                             Allou Health Care, Inc.

     3. The amendment of the restated certificate of incorporation herein certified has been duly adopted by the vote of a majority of the directors at a meeting of the board of directors at which a quorum was present and the vote of a majority of the stockholders entitled to vote at the annual meeting of the stockholders of the corporation at which a quorum was present.



Signed on  September 12, 2002

                                   BY:
                                      -----------------------------------
                                      Name:  David Shamilzadeh
                                      Title: President,  Principal Financial
                                             Officer and Principal Accounting
                                             Officer